Exhibit 99.1

For Immediate Release
Contact:	Greg Hudgison
External Communications Manager
(706) 644-0528

Synovus Financial Corp. Announces One-for-Seven Reverse Stock Split

Columbus, Georgia, April 24, 2014 – Synovus Financial Corp. (NYSE: SNV) announced today that a proposal authorizing Synovus’ Board to effect a one-for-seven reverse stock split of Synovus’ common stock, par value $1.00 per share, was approved by Synovus’ shareholders at Synovus’ 2014 annual meeting of shareholders, which was held on April 24, 2014. Following the annual meeting, Synovus’ board of directors formally authorized the one-for-seven reverse stock split.

Synovus anticipates that it will effect the reverse stock split on May 16, 2014, and that its shares of common stock will begin trading on a post-split basis on the New York Stock Exchange (NYSE) at the opening of trading on May 19, 2014. The reverse stock split is expected to lead to Synovus’ common stock trading at approximately 7 times the price per share at which it trades prior to the effective date of the reverse stock split.

“We believe that this anticipated increase in the market price per share will help make our common stock more attractive to a broader range of investors, which we in turn believe will benefit our existing stockholders by enhancing the liquidity of our common stock,” said Kessel Stelling, Synovus Chairman and CEO.

Synovus intends to issue a press release announcing additional details regarding the reverse stock split closer to the effective date of the reverse stock split. Additional information on the effects of the reverse stock split can be found in Synovus’ definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2014.

In addition to the approval of the reverse stock split and certain other matters at Synovus’ 2014 annual meeting of shareholders, Synovus’ shareholders also approved an amendment to Synovus’ articles of incorporation to increase the number of authorized shares of Synovus’ common stock from 1.2 billion shares to 2.4 billion shares. Synovus effected this increase in the number of authorized shares on April 24, 2014. Upon the effective date of the reverse stock split, the number of Synovus’ authorized shares of common stock will be proportionately reduced from 2.4 billion shares to approximately 342.9 million shares.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia with approximately $26 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally branded divisions, 274 branches, and 358 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. See Synovus on the web at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “intends,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, those statements regarding the timing and anticipated impact of the reverse stock split, including the increased trading price, attractiveness and liquidity of Synovus’ common stock as a result of the reverse stock split. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties, which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.